UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 7, 2011

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2011, the Board of Directors of Novavax, Inc. (the “Company”) appointed Russell P. Wilson as its Senior Vice President, Business Development.  Mr. Wilson commenced employment immediately on November 7, 2010.

Mr. Wilson was most recently the Chief Financial Officer at Supernus Pharmaceuticals.  He was previously Senior Vice President, Chief Financial Officer and General Counsel of Iomai Corporation, which was acquired in 2008 by Intercell AG.  Mr. Wilson was also the Acting General Counsel of North American Vaccine, Inc. until its acquisition by Baxter International in 2000.  He is a graduate of Princeton University and received his Masters in Business Administration and Juris Doctor degrees from the University of Virginia.

Pursuant to an agreement between the Company and Mr. Wilson dated November 7, 2011 (the “Employment Agreement”), Mr. Wilson will receive an annual base salary of $310,000.  Under the Company’s incentive bonus plan, Mr. Wilson is eligible to receive a target performance bonus of 35% of his base salary, or any other percentage deemed appropriate based upon Mr. Wilson’s and the Company’s achievement of certain specified goals, as determined by the President and CEO and the Board of Directors, or any committee thereof.  The bonus may be paid out partly in cash and partly in shares of restricted stock at the discretion of the Board of Directors.  Mr. Wilson also received a one-time signing bonus of $58,310 which is to be paid within his first thirty (30) days of employment.  At its next meeting of the Board of Directors, the Company will grant him stock options to purchase 250,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on such date and 50,000 shares of restricted stock.  Mr. Wilson is also eligible for additional stock awards based upon performance, subject to the approval of the President and CEO and the Board of Directors, to participate in the Company’s benefits and insurance programs, including its Change of Control Severance Benefit Plan, and to four weeks of paid vacation.

The Employment Agreement also includes confidentiality, intellectual property assignment, and non-competition provisions. Mr. Wilson agreed not to compete with the Company for a period of twelve months following termination of his employment. If Mr. Wilson is terminated without cause or if Mr. Wilson terminates his employment for good reason, he is entitled to a lump sum payment equal to twelve months of his then effective salary.

A copy of the Employment Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.  The foregoing summary of the agreement is qualified in its entirety by reference to that agreement.

The Company issued a press release announcing the appointment of Mr. Wilson as its Chief Scientific Officer on November 7, 2011.  A copy of the release is furnished with this report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

10.1	Employment Agreement between Novavax, Inc. and Russell P. Wilson dated November 7, 2011.

99.1	Press Release issued by Novavax, Inc. dated November 7, 2011 announcing the appointment of Russell P. Wilson as Senior Vice President, Business Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Novavax, Inc. (Registrant)

November 10, 2011	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Director, Legal Affairs and Corporate Secretary